EXHIBIT (a)(1)(iii)

EXHIBIT (a)(1)(iii)

LETTER OF TRANSMITTAL

to Be Used to Tender Shares of

BLACKROCK FIXED INCOME VALUE OPPORTUNITIES

Pursuant to the Offer to Purchase

Dated February 24, 2011

THE EXPIRATION DATE AND WITHDRAWAL DEADLINE IS 4:00 P.M.,
EASTERN TIME, ON FRIDAY, MARCH 25, 2011, UNLESS EXTENDED

BNY Mellon Investment Servicing (US) Inc.
Attention: BlackRock Fixed Income Value Opportunities
P.O. Box 9819
Providence, Rhode Island 02940-8019
BlackRock Advisors, LLC
Telephone Information Number: 1-800-441-7762

Delivery to an address other than that shown above does not constitute valid delivery.

     This Letter of Transmittal is to be used only if the shareholder is a record owner of Shares who desires to effect the tender offer transaction himself or herself by transmitting the necessary documents to BNY Mellon Investment Servicing (US) Inc., the Fund’s transfer agent, and does not intend to request his or her broker or dealer to effect the transaction for him or her. A shareholder who holds Shares through a broker, dealer, commercial bank, trust company or other nominee is not the record owner and should instruct his or her financial advisor or such other nominee to effect the tender on his or her behalf.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

     The undersigned hereby tenders to BlackRock Fixed Income Value Opportunities, a closed-end investment company organized under the laws of the State of Delaware (the “Fund”), the shares described below of its common shares of beneficial interest, par value $.001 per share (the “Shares”), at a price equal to the net asset value (“NAV”) per Share calculated on the Expiration Date (as defined in the Offer to Purchase), in cash, upon the terms and conditions set forth in the Offer to Purchase dated February 24, 2011, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”).

     The undersigned hereby sells to the Fund all Shares tendered hereby that are purchased pursuant to the Offer and hereby irrevocably constitutes and appoints BNY Mellon Investment Servicing (US) Inc., (the “Transfer Agent”) as attorney in fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to present such Shares and any Share certificates for cancellation of such Shares on the Fund’s books. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

     The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Fund may not be required to purchase any of the Shares tendered hereby. In that event, the undersigned understands that, in the case of Shares evidenced by certificates, certificate(s) for any Shares not purchased will be returned to the undersigned at the address indicated above. In the case of Shares not evidenced by certificates and held in an investment account, the Transfer Agent will cancel the tender order and no Shares will be withdrawn from the account.

     The check for the purchase price for the tendered Shares purchased will be issued to the order of the undersigned and mailed to the address indicated in the “Description of Shares Tendered” table below.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer

     1. Guarantee of Signatures. All signatures on this Letter of Transmittal must be guaranteed by a member firm of a registered national securities exchange, or a commercial bank or trust company having an office, branch or agency in the United States. This Letter of Transmittal is to be used only if you may effect the tender offer transaction yourself and do not intend to request your broker or dealer to effect the transaction for you.

     2. Delivery of Letter of Transmittal and Certificates. Certificates for all tendered Shares, together with a properly completed and duly executed Letter of Transmittal, should be mailed or delivered to the Transfer Agent on or prior to the Expiration Date at the appropriate address set forth herein and must be received by the Transfer Agent prior to the Expiration Date.

     The method of delivery of all documents, including certificates for Shares, is at the election and risk of the tendering shareholder.

     3. Inadequate Space. If the space provided is inadequate, the certificate numbers and number of Shares should be listed on a separate signed schedule attached hereto.

     4. Partial Tenders. If fewer than all of the Shares in your Investment Account or evidenced by any certificate submitted are to be tendered, fill in the number of Shares that are to be tendered in the column entitled “No. of Shares Tendered.” Any residual shares resulting from certificate redemption will be deposited into an account with the Transfer Agent on behalf of the client. All Shares represented by certificate(s) listed or in your Investment Account are deemed to have been tendered unless otherwise indicated.

     5. Signatures on Letter of Transmittal, Authorization and Endorsements.

     (a)  If the Letter of Transmittal is signed by the registered holder of the Shares tendered hereby, the signature(s) must correspond with the name(s) in which the Shares are registered.

     (b) If the Shares are held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

     (c) If any tendered Shares are registered in different names it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Shares.

     (d) When this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and, if applicable, of the certificates transmitted hereby, no endorsements of certificates or separate authorizations are required.

     (e) If this Letter of Transmittal or any certificates or authorizations are signed by trustees, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and must submit proper evidence satisfactory to the Fund of their authority so to act.

     6. Transfer Taxes. The Fund will pay all the taxes, if any, payable on the transfer to it of Shares purchased pursuant to the Offer. If tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

     7. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Shares will be determined by the Fund in its sole discretion, whose determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Shares or any particular shareholder, and the Fund’s interpretations of the terms and conditions of the Offer (including these instructions) will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived. None of the Fund, BlackRock Advisors, LLC, the Transfer Agent, BlackRock Investments, LLC, or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice.

     8. Important Tax Information. Under Federal income tax law, a shareholder whose tendered Shares are accepted for payment is required by law to provide the Transfer Agent (as payer) with his correct taxpayer identification number, which is accomplished by completing and signing the Signature Form.

DESCRIPTION OF SHARES TENDERED
(See Instructions 3 and 4)

Name(s) and Address(es) of Registered Holder(s) (Please Fill in Exactly the Name(s) in Which Shares Are Registered)	Shares Tendered (Attach additional schedules if necessary)

	Certificate No.(s)*	No. of Shares listed on Certificate*	No. of Shares Tendered**

Account No.	Total Shares Tendered __________________

*	Need not be completed by shareholders whose Shares are not evidenced by certificates.
**	To be completed by all tendering shareholders, whether or not your Shares are evidenced by certificates. If you desire to tender fewer than all Shares held in your account or evidenced by a certificate listed above, please indicate in this column the number of Shares you wish to tender. Otherwise all Shares evidenced by such certificate or held in your account will be deemed to have been tendered.

SIGNATURE FORM
—SIGN HERE—
(See Instructions 1, 5 and 8)

Social Security No.
or Taxpayer Identification No _____________________

Under penalty of perjury, I certify (1) that the number set forth above is my correct Social Security No. or Taxpayer Identification No. and (2) that I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject thereto as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject thereto.
Instruction:You must strike out the language in (2) above if you have been notified that you are subject to backup withholding due to underreporting and you have not received a notice from the IRS that backup withholding has been terminated.

(Signature(s) of Owner(s) Exactly as Registered)

Date  ___________________, 2011

Name(s)  __________________________________________________________________________________________________

Address(es)  _______________________________________________________________________________________

(Please Print)

Telephone Number (           )  ______________________

Signature(s) Guaranteed  _______________________________________________________________________________

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